UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2007

Date of Report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2007, Ambassadors International, Inc., Ambassadors Marine Group, LLC, Ambassadors, LLC, Ambassadors Cruise Group, LLC and Cypress Reinsurance, Ltd., (Collectively, “Ambassadors”), as borrowers, and Bank of America, N.A., (“Bank of America”), as lender, entered into Amendment No. 2 (the “Amendment”) to the Loan Agreement dated as of September 1, 2006 between Ambassadors and Bank of America (the “Agreement”). The Amendment extends the expiration date of the line of credit to September 1, 2008, or such earlier date as the availability may terminate as provided in the Agreement. The Amendment also modifies certain dispute resolution provisions of the Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

10.1	Amendment No. 2 dated as of November 16, 2007, to Loan Agreement by and among Ambassadors International, Inc., Ambassadors Marine Group, LLC, Ambassadors, LLC, Ambassadors Cruise Group, LLC, Cypress Reinsurance, Ltd. and Bank of America, N.A., dated as of September 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: November 20, 2007	By:	/s/ Laura L. Tuthill
Laura L. Tuthill
Vice President and Chief Accounting Officer

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